BlackRock MuniYield Fund, Inc.

FILE #811-06414

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/5/2007	Idaho Housing and Finance	45,000,000	2,380,000

Lehman Brothers, Citigroup Global Markets Inc., D.A. Davidson & Co. Incorporated, A.G. Edwards & Sons, Inc., Edward D. Jones & Co., Merrill Lynch & Co., Piper Jaffray & Co., Seattle Northwest Securities Corp., Zions First National Bank Capital Markets

3/5/2008	California State	1,750,000,000	995,000

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC

7/31/2008	TEXAS ST UNIV SYS FING REV	207,395,000	4,950,000	Lehman Brothers, RBC Capital Markets, Estrada Hinojosa & Company, Inc., & Piper Jaffray & Co.

BlackRock MuniYield Fund, Inc.

FILE #811-06414

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/20/2008	METROPOLITAN TRANSN AUTH N Y REV	550,000,000	7,925,000

J.P. Morgan Securities Inc., Ramirez & Co., Inc., Citi, Barclays Capital Inc., Banc of America Securities LLC, DEPFA First Albany Securities LLC, Loop Capital Markets, LLC, M.R. Beal & Company, Merrill Lynch & Company, Morgan Stanley, Raymond James & Associates, RBC Capital Markets, Roosevelt & Cross, Incorporated, Siebert Brandford Shank & Co., Wachovia Bank, N.A.

10/30/2008	LONG ISLAND PWR AUTH N Y ELEC SYS	149,340,000	6,700,000

Goldman, Sachs & Co., Citi, Morgan Stanley, Banc of America Securities LLC, DEPFA First Albany Securities LLC, First Southwest Co., J.P. Morgan Securities Inc., Loop Capital Markets LLC, Merrill Lynch & Co., Ramirez & Co., Inc., RBC Capital Markets, Roosevelt & Cross, Incorporated, Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association